                                                           EXHIBIT 99.27(d)(iii)

                 [TRANSAMERICA LIFE INSURANCE COMPANY (R) LOGO]

                       TRANSAMERICA LIFE INSURANCE COMPANY
    Home Office located at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499
                                 (319) 298-4433
                                 A Stock Company
                       (Hereafter called: we, our or us)

                                EXPERIENCE CREDITS RIDER

         This Rider is made part of the Policy to which it is attached. All provisions of the Policy, except those stated herein, apply to the Rider.

EXPERIENCE CREDITS

Certain Policies, with the same Owner, that we determine satisfy our guidelines, will be eligible for experience credits. The amount of the experience credit, if any, will be allocated pro rata to the subaccounts or in some other manner as agreed to by us.

                        Signed for us at our home office.

                /s/ [ILLEGIBLE]                          /s/ [ILLEGIBLE]
                   SECRETARY                                PRESIDENT